UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2014

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2014, the Board of Directors (the “Board”) of Air Products and Chemicals, Inc. (the “Company”) approved amended and restated bylaws for the Company.

The following is a summary of the amendments:

•

Article IV, Section 1 was amended to update the officers of the Company to specifically include a Chief Financial Officer and Executive Vice Presidents; to provide that officers of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended, must be elected by the Board, shall hold office for such term as the Board may prescribe, and may be removed by the Board; and to provide that all other officers of the Company may be appointed by the Chief Executive Officer, shall hold office for such term as the Chief Executive Officer may prescribe, and may be removed by the Chief Executive Officer.

•

Article IV, Section 5 was added to prescribe the duties and responsibilities of the Chief Financial Officer of the Company and to clarify that the Secretary of the Company has responsibility for the share register of the Company.

In addition to the amendments described above, various changes were made to clarify language and make other technical corrections and nonsubstantive updates.

The foregoing description of the amendments is qualified in its entirety by reference to the bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of the Company, as amended and restated as of November 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: November 21, 2014	By:	/s/ Mary T. Afflerbach
Mary T. Afflerbach
Corporate Secretary and Chief Governance Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, as amended and restated as of November 20, 2014

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